    As filed with the Securities and Exchange Commission on November 20, 1997
                                           Registration No. 333-________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    N2K INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                      N2K INC.                      06-1455771
                              55 BROAD STREET
 (State or other                 26TH FLOOR                  (I.R.S. Employer
 jurisdiction of             NEW YORK, NY 10004              Identification No.)
incorporation or
  organization)             (Address of Principal
                             Executive Offices)(Zipcode)

                    1987 Employee Incentive Stock Option Plan
                             1996 Stock Option Plan

                            (Full Title of the Plans)

                               Jonathan V. Diamond
                                  Vice Chairman
                                    N2K Inc.
                           55 Broad Street, 26th Floor
                            New York, New York 10004

                     (Name and address of agent for service)

    Telephone number, including area code, of agent for service: 212-378-5555

                   Copies of all communications, including all
                  communications sent to the agent for service,
                               should be sent to:

                            Frank E. Morgan II, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-8000

                         CALCULATION OF REGISTRATION FEE

---------------------------- --------------------   --------------------   ---------------------   ------------------
 TITLE OF SECURITIES TO BE      AMOUNT TO BE          PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
        REGISTERED               REGISTERED          OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION FEE
                                                           SHARE                 PRICE(2)
--------------------------   --------------------   --------------------   ---------------------   ------------------
Common Stock, $.001 par         180,490 Shares(1)       $20.25 (6)             $ 3,654,9922.50          $ 1,107.55
value per share
Common Stock, $.001 par       1,794,901 Shares(3)       $8.89 (4)              $ 15,956,669.00          $ 4,835.35
value per share
Common Stock, $.001 par         105,241 Shares(5)       $20.25(6)              $  2,131,130.20          $   645.80
value per share
                             -----------------                                 ---------------          ----------
 Total                        2,080,632 Shares                                 $ 21,742,721.70          $ 6,588.70(7)
---------------------------- -------------------- ---------------------- ----------------------- --------------------

(1) Represents the maximum number of currently outstanding shares being registered.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

(3) Represents the maximum number of shares being registered that may be purchased upon exercise of stock options currently outstanding under the Registrant's 1987 Employee Incentive Stock Option Plan and 1996 Stock Option Plan.

(4) Based on the weighted average exercise price of currently outstanding options.

(5) Represents the maximum number of shares being registered that may be purchased upon exercise of stock options that may be granted in the future under the Registrant's 1996 Stock Option Plan.

(6) Based on the average of the high and low prices of Registrant's Common Stock on the NASDAQ National Market ("NASDAQ") on November 19, 1997.

(7)      Total filing fee being paid.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act") to register shares of common stock, $.001 par value per share ("Common Stock") of N2K Inc., issuable pursuant to Registrant's 1987 Employee Incentive Stock Option Plan (the "1987 Option Plan") and the 1996 Stock Option Plan (the "1996 Option Plan" and, together with the 1987 Option Plan, the "Plans").

         Under cover of this Form S-8 is a reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act (the "Reoffer Prospectus"). The Reoffer Prospectus may be utilized for reofferings and resales of up to 186,467 shares of Common Stock acquired by selling stockholders through participation in the Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION

         Not required pursuant to the instructions of Form S-8.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required pursuant to the instructions of Form S-8.

                               REOFFER PROSPECTUS

                                    N2K Inc.
                                 55 Broad Street
                                   26th Floor
                            New York, New York 10004
                                 (212) 378-5555

                         180,490 SHARES OF COMMON STOCK
                ________________________________________________

          The shares of Common Stock, $.001 par value per share (the "Common Stock"), of N2K Inc. ("N2K" or the "Company") offered hereby (the "Shares") will be sold from time to time by certain employees, officers and directors of the Company (collectively, the "Selling Stockholders"). The Selling Stockholders have acquired Shares upon the exercise of options ("Options") granted under the Company's 1987 Employee Incentive Stock Option Plan (the "1987 Option Plan") and the 1996 Stock Option Plan (the "1996 Option Plan," and, together with the 1987 Option Plan, the "Plans"). The sales may occur in transactions in the national over-the-counter market or in negotiated transactions or otherwise at prices prevailing at the time of the sale. The Company will not receive any of the proceeds from such sales but it will receive the exercise price upon exercise of the Options. The expenses incurred in registering the Shares will be paid by the Company.

         The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") prior to their sale hereunder. This Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Stockholders to the public without restriction. To the knowledge of the Company, the Selling Stockholders have made no arrangement with any brokerage firm for the sale of the Shares. The Selling Stockholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

          The Common Stock of the Company is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "NTKI". The bid and asked prices for the Common Stock on November 19, 1997, as reported on the Nasdaq National Market were $20.00 and $20.50 per share, respectively.

         THE COMMON STOCK OFFERED HEREBY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                ________________________________________________

                The date of this Prospectus is November 20, 1997

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is November 20, 1997

                                TABLE OF CONTENTS

         Available Information.........................................  I-2

         The Company...................................................  I-3

         Risk Factors..................................................  I-4

         Use of Proceeds............................................... I-13

         Selling Stockholders.......................................... I-13

         Plan of Distribution.......................................... I-13

         Legal Matters................................................. I-14

         Incorporation of Documents by
             Reference................................................. I-14


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site, located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically. The Common Stock of the Company is traded in the over-the-counter market and quoted on the Nasdaq National Market. Reports, proxy and information statements and such other information concerning the Company can be inspected at such offices.

                                   I- PAGE 5

                                   THE COMPANY

         N2K is one of the leading on-line music entertainment companies using the Internet as a global platform for promoting, marketing and selling music and related merchandise. The Company's strategy is to build loyal user communities around genre-specific websites that provide music content and enable consumers to purchase compact discs ("CDs"), cassettes and related merchandise.

         The Company's music retail website is Music Boulevard (WWW.MUSICBLVD.COM), around which the Company organizes is genre-specific music websites, Rocktropolis (WWW.ROCKTROPOLIS.COM), Jazz Central Station (WWW.JAZZCENTRALSTATION.COM) and Classical Insites (WWW.CLASSICALINSITES.COM). In addition to these genre websites, the Company also operates websites for such artists as David Bowie, The Rolling Stones and Leonard Bernstein. All product purchases are coordinated through Music Boulevard, which acts as the Company's on-line retail store. The Company believes that by providing a wealth of information in a highly personalized, interactive context, it creates an entertaining environment that attracts traffic to its websites, fosters brand awareness and encourages purchases of music and related merchandise.

         The Company's executive offices are located at 55 Broad Street, New York, New York 10004, its telephone number is 212-378-5555 and its Internet address is WWW.N2K.COM.

                                   I- PAGE 6

                                  RISK FACTORS

         An investment in the Shares involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information set forth in this Prospectus, before purchasing any of the Shares.

HISTORICAL AND ANTICIPATED LOSSES; UNCERTAINTY OF FUTURE RESULTS

         The Company has incurred significant losses and expects to continue to incur significant losses on a quarterly and annual basis for the foreseeable future. Since its inception, the Company has incurred costs to develop and enhance its technology, to create, introduce and enhance its websites, to establish marketing and distribution relationships and to build an administrative organization. The Company currently intends to increase substantially its operating expenses as a result of the Company's strategic alliances, to fund increased sales and marketing, to enhance existing websites and to implement strategic relationships important to the success of the Company. To the extent that such expenses precede or are not subsequently followed by increased revenues, the Company's business, results of operations and financial condition will be materially adversely affected. There can be no assurance that the Company will be able to generate sufficient revenues from the sale of music recordings, related merchandise, advertising and sponsorships to achieve or maintain profitability on a quarterly or annual basis in the future. The Company expects negative cash flow from operations to continue for the foreseeable future as it continues to develop and market its business.

NEW BUSINESS CHALLENGES

         Although the Company was founded in 1984 and has been conducting an on-line information services business for more than ten years, it began development of its central website, Music Boulevard, in 1994. To date, the Company has only a limited operating history in its music entertainment business upon which an evaluation of N2K and its prospects can be based. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new, unproven and rapidly evolving markets. To address these risks, the Company must, among other things, expand its customer base, respond to competitive developments, continue to attract, retain and motivate qualified employees and continue to upgrade its technologies. There can be no assurance that the Company will be successful in addressing such risks. If the Company is not successful in developing and expanding its music entertainment business, sales of advertising on its websites and development of related business opportunities, the Company's ability to achieve profitability will be materially adversely affected.

COMPETITION

         The market for Internet content providers is highly competitive and rapidly changing. Since the Internet's commercialization in the early 1990's, the number of websites on the Internet competing for consumers' attention and spending has proliferated. With no substantial barriers to entry, the Company expects that competition will continue to intensify. With respect to competition for consumers' attention, in addition to intense competition from Internet content providers, the Company also faces competition from traditional media such as radio, television and print. With respect to recorded music sales, the Company competes with numerous Internet retailers, including traditional music retail chains, record labels and independents with websites on the Internet. In addition, the Company competes with traditional retail stores, including chains and megastores, mass merchandisers, consumer electronics stores and music clubs. The Company

                                    I- PAGE 7
believes that the primary competitive factors in providing music entertainment products and services via the Internet are name recognition, variety of value-added services, ease of use, price, quality of service, availability of customer support, reliability, technical expertise and experience. The Company's success will depend heavily upon its ability to provide high quality, entertaining content, along with cutting-edge technology and value-added Internet services. Other factors that will affect the Company's success include the Company's continued ability to attract experienced marketing, sales and management talent. The Company's failure to compete successfully in the music entertainment business would have a material adverse effect on the Company's business, results of operations and financial condition. In addition, the competition for advertising revenues, both on Internet websites and in more traditional media, is intense. To the extent the Company is not able to attract significant sources of revenues from paid advertisements and sponsorships on its websites, the Company's business, results of operations and financial condition will be materially adversely affected.

         Many of the Company's current and potential competitors in the Internet and music entertainment businesses have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger existing customer bases than the Company. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products or services than the Company. There can be no assurance that the Company will be able to compete successfully.

DEPENDENCE UPON STRATEGIC ALLIANCES

         The Company relies on certain strategic alliances to attract users to its websites to purchase recorded music and related merchandise, as well as to attract paid advertising to its websites. The Company's ability to generate revenues from Internet commerce may depend on the increased traffic, purchases, advertising and sponsorships that the Company expects to generate through such strategic alliances. There can be no assurance that the Company's infrastructure will be sufficient to handle the expected increased traffic from such alliances. There can also be no assurance that these relationships will be maintained beyond their initial terms or that additional third-party alliances will be available to the Company on acceptable commercial terms or at all. The inability to enter into new, and to maintain any one or more of its existing, strategic alliances could have a material adverse effect on the Company's business, results of operations and financial condition.

DEPENDENCE ON KEY SUPPLIERS AND DISTRIBUTORS

         The Company has no fulfillment operation or facility of its own and, accordingly, is dependent upon maintaining its existing relationship with Valley Record Distributors ("Valley") or establishing a new fulfillment relationship with one of the few other fulfillment operations. There can be no assurance that the Company will maintain its relationship with Valley, or that it will be able to find an alternative, comparable supplier capable of providing fulfillment services on terms satisfactory to the Company should its relationship with Valley terminate. An unanticipated termination of the Company's relationship with Valley, particularly during the fourth quarter of the calendar year in which a high percentage of recorded music sales are made, could materially adversely affect the Company's results of operations for the quarter in which such termination occurred even if the Company was able to establish a relationship with an alternative fulfillment house. To date, Valley has satisfied the Company's requirements on a timely basis. However, to the extent that Valley does not have sufficient capacity and is unable to satisfy on a timely basis increasing requirements of the Company, such capacity constraint would

                                   I- PAGE 8
have a material adverse effect on the Company's business, results of operations and financial condition.

         The Company does not have a distribution operation of its own to act as exclusive distribution agent in the United States for the N2K Encoded Music label and, accordingly, is dependent upon maintaining its existing relationship with RED Distribution, Inc., a subsidiary of Sony Music Entertainment, Inc. ("Sony's RED Distribution") or establishing a new distribution relationship with a comparable distributor. There can be no assurance that the Company will maintain its relationship with Sony's RED Distribution. The termination of such relationship would, absent establishing a substitute relationship with another distributor, have a material adverse effect on the Company's business, results of operations and financial condition.

INTERNET-RELATED RISKS

         Dependence on the Internet; Uncertain Acceptance of the Internet as a Medium for Commerce

         Use of the Internet by consumers is at an early stage of development, and market acceptance of the Internet as a medium for commerce is subject to a high level of uncertainty. The Company's future success will depend on its ability to significantly increase revenues, which will require the development and widespread acceptance of the Internet as a medium for commerce. There can be no assurance that the Internet will be a successful retailing channel. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high speed modems and security procedures for financial transactions. The viability of the Internet may prove uncertain due to delays in the development and adoption of new standards and protocols (for example, the next generation Internet Protocol) to handle increased levels of Internet activity or due to increased government regulation. If use of the Internet does not continue to grow, or if the necessary Internet infrastructure or complementary services are not developed to effectively support growth that may occur, the Company's business, results of operations and financial condition could be materially adversely affected.

         Uncertain Acceptance of the Company's Internet Content

         The Company's future success will be significantly dependent upon its ability to create, license and deliver entertaining and compelling Internet music-related content in order to attract users to its websites to purchase recorded music and related merchandise and to attract advertisers to its websites. The Company launched its first music website, Music Boulevard, in August 1995 and has limited experience in the on-line music entertainment business. There can be no assurance that the Company's content will be attractive to a sufficient number of users to generate significant revenues. There can also be no assurance that the Company will be able to anticipate, monitor and successfully respond to rapidly changing consumer tastes and preferences so as to continually attract a sufficient number of users to its websites. If the Company is unable to develop Internet content that allows it to attract, retain and expand a loyal user base, its business, results of operations and financial condition will be materially adversely affected.

         Uncertain Acceptance of the Internet as a Medium for Advertising

         In order for the Company to generate advertising revenues, advertisers and advertising agencies must direct a portion of their budgets to the Internet and, specifically, to the Company's Internet websites. To date, sales of Internet advertising represent only a small percentage of total advertising sales. The Company has begun to sell advertising on its websites but has not recognized material advertising revenues to date. There can be no assurance that advertisers and advertising agencies will accept the Internet as a medium. If Internet advertising is not widely accepted by, or if the Company is not successful in generating significant advertising revenues from, advertisers and advertising agencies, the Company's business, results of operations and financial condition could be materially adversely affected.

         Security Risks

         Despite the implementation of network security measures by the Company, its infrastructure is potentially vulnerable to computer break-ins and similar disruptive problems caused by its customers or others. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. Computer viruses, break-ins or other security problems could lead to misappropriation of proprietary information and interruptions, delays or cessation in service to the Company's customers. Moreover, until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet as a merchandising medium.

         Government Regulation and Legal Uncertainties

         The Company is subject, both directly and indirectly, to various laws and governmental regulations relating to its business. The Company believes it is currently in compliance with such laws and that they do not have a material impact on its operations. Moreover, there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet. Such laws and regulations may cover issues such as user privacy, pricing and characteristics and quality of products and services. The enactment of any such laws or regulations in the future may slow the growth of the Internet, which could in turn decrease the demand for the Company's services and increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, results of operations and financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain and could expose the Company to substantial liability for which the Company might not be indemnified by content providers. The Company believes that its use of material on its websites is protected under current provisions of copyright law. However, legal rights to certain aspects of Internet content and commerce are not clearly settled. There can be no assurance that the Company will be able to continue to maintain rights to information, including downloadable music samples and artist, record and other information. The failure to be able to offer such information would have a material adverse effect on the Company's business, results of operations and financial condition.

         Liability for Information Retrieved from the Internet

         Due to the fact that material may be downloaded from websites and may be subsequently distributed to others, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such material. Such claims have been brought, and sometimes successfully pressed, against on-line services in the past. In addition, the Company could be exposed to liability with respect to the material that may be accessible through the Company's branded products and websites. For example, claims could be made against the Company if material deemed inappropriate for viewing by children could be accessed through the Company's websites.

Although the Company carries general liability insurance, the Company's insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify the Company for all liability that may be imposed. Any costs or imposition of liability that is not covered by insurance or in excess of insurance coverage could have a material adverse effect on the Company's business, results of operations and financial condition. The Company is currently not aware of any such claims.

MANAGEMENT OF GROWTH

         The Company has recently experienced a period of rapid and significant growth, including a substantial increase in the number of its employees. Such growth has placed, and may continue to place, significant demands on the Company's management, operations and systems. To the extent that the Company continues to grow internally, through strategic alliances or through acquisitions, the Company will be faced with risks, including risks associated with the assimilation of new operations, websites and personnel, the diversion of resources from the Company's existing business and the inability of management to integrate any acquired businesses. The Company's ability to compete effectively will depend, in part, upon its ability to overcome these risks and to revise, improve and effectively use its operational, management, marketing and financial systems, both domestically and on an international basis, as necessitated by changes in the Company's business. There can be no assurance that the Company will be able to effectively manage such growth and changes. Any failure of the Company to effectively manage its growth and to respond to changes in its business would have a material adverse effect on the Company's business, results of operations and financial condition.

DEPENDENCE ON KEY PERSONNEL

         The Company's success depends to a significant extent on the continued contributions of its senior management team, and technical and marketing personnel. In particular, the Company's business is highly dependent upon the services and music industry expertise of Larry Rosen, Dave Grusin, Jon Diamond and Phil Ramone. The Company does not maintain "key man" life insurance for any of its employees. The Company does have employment agreements with Messrs. Rosen, Diamond and Grusin and certain other members of senior management. However, such employment agreements do not assure the services of such employees. Despite employment agreements and non-competition arrangements with certain members of management, the Company's employees may voluntarily terminate their employment with the Company at any time. The Company's success also depends on its ability to attract and retain additional qualified employees. Competition for qualified personnel is intense and there are a limited number of persons with knowledge of and experience in the Internet and music entertainment industries. There can be no assurance that the Company will be able to attract and retain key personnel. The loss of one or more key employees could have a material adverse effect on the Company.

RISKS INHERENT IN THE RECORD LABEL INDUSTRY

         The record label industry, like other creative industries, involves a substantial degree of risk. Each recording is an individual artistic work, and its commercial success is primarily determined by consumer taste, which is unpredictable and constantly changing. Accordingly, there can be no assurance as to the financial success of any particular release, the timing of any such success or the popularity of any particular artist, or the Company's ability to attract and sign artists to the N2K Encoded Music label. Furthermore, the Company believes that it is standard practice for record companies to pay substantial advances to artists. The Company may incur significant expenses in connection with paying its artists such advances, which could materially adversely affect the Company's results of operations. In circumstances when the Company does not pay such advances, it will be competing for artistic talent at a disadvantage to other record labels that do pay such advances. There can be no assurance that the Company will be able to generate sufficient revenues from successful releases to cover the costs of unsuccessful releases. The record label industry is dominated by a small number of large record companies that have significantly greater experience and financial, marketing and distribution resources than the Company. There can be no assurance of the Company's ability to compete effectively in that market. The failure of the Company to grow N2K Encoded Music would have a material adverse effect on the Company's growth, financial condition and results of operations.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

         The Company expects to experience significant fluctuations in future quarterly operating results that may be caused by a variety of factors, many of which are outside the Company's control. Factors that may affect the Company's quarterly operating results include, without limitation, (i) the Company's ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction, (ii) the announcement or introduction of new or enhanced websites, products and strategic alliances by the Company and its competitors, (iii) the mix of products sold by the Company, (iv) seasonality of the recorded music industry, (v) seasonality of advertising sales, (vi) Company promotions and sales programs, (vii) price competition or higher recorded music prices in the industry, (viii) the level of use of the Internet and increasing consumer acceptance of the Internet for the purchase of consumer products such as those offered by the Company, (ix) the Company's ability to upgrade and develop its systems and infrastructure in a timely and effective manner, (x) the level of traffic on the Company's websites, (xi) technical difficulties, system downtime or Internet brownouts, (xii) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic alliances, (xiii) the number of recorded music releases introduced during the period, (xiv) the level of merchandise returns experienced by the Company and (xv) general economic conditions and economic conditions specific to the Internet, on-line commerce and the recorded music industry. While the Company has a limited operating history in the music entertainment business, it anticipates that revenues will eventually track traditional music purchase and advertising sales patterns. As a result, the Company believes that period-to-period comparisons of its results of operations are not and will not necessarily be meaningful and should not be relied upon as an indication of future performance. Due to all of the foregoing factors, it is possible that in some future quarter or quarters the Company's operating results will be below the expectations of securities analysts and investors. In such event, the price of the Common Stock would likely be materially adversely affected.

RISK OF SYSTEM FAILURE OR INADEQUACY

         The Company's operations are dependent on its ability to maintain its computer and telecommunications equipment in effective working order and to protect its systems against damage from fire, natural disaster, power loss, telecommunications failure or similar events. In addition, the growth of the Company's customer base may strain or exceed the capacity of its computer and telecommunications systems and lead to degradations in performance or systems failure. From time to time, the Company has experienced capacity constraints and failure of its information systems which have resulted in decreased levels of service delivery or interruptions in service to its customers. While the Company continually reviews and seeks to upgrade its technical infrastructure and provides for certain system redundancies and backup power to limit the likelihood of systems overload or failure, any damage, failure or delay that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, substantially all of the Company's computer and telecommunications operations, including its processing operations, are located at its facility in Wayne, Pennsylvania. In the event of a catastrophic loss at the Wayne, Pennsylvania facility resulting in the destruction of the Company's computer and telecommunications operations, the Company would experience a significant interruption of its business. Although the Company maintains insurance, such insurance may not be adequate to compensate the Company for all property damage and business interruption losses that may occur.

RISKS OF TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS

         The Company's success will depend upon its ability to develop and provide new services that meet customers' changing requirements. The music entertainment industry has been characterized by significant technological changes, such as the introduction of CDs which have had a significant impact on the industry and industry participants, and further technological changes are expected to occur. The Internet is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new service and product introductions. The Company's future success will depend, in part, on its ability to effectively use leading technologies, to continue to develop its technological expertise, to enhance its current services, to develop new services that meet changing customer needs and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

RISKS ASSOCIATED WITH GLOBAL EXPANSION

         An important component of the Company's growth strategy is its planned expansion into global markets. The Company has established a wholly-owned subsidiary in Japan. There can be no assurance that the Company will be able to successfully market, sell and distribute its products in global markets due to legal, contractual and practical considerations. The Company does not currently have any overseas fulfillment or distribution facility or arrangement and there can be no assurance that the Company will be able to expand its global presence. In addition, there are certain risks inherent in doing business on a global level, such as unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, difficulties in protecting intellectual property rights, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates and potentially adverse tax consequences, which could adversely impact the success of the Company's global operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's future global operations, and consequently, on the Company's business, results of operations and financial condition.

POSSIBLE NEED FOR ADDITIONAL FUNDS

         The Company may well require additional funds to sustain and expand its sales and marketing and research and development activities and its strategic alliances, particularly if a well-financed competitor emerges or if there is a shift in the type of Internet services that are developed and ultimately receive customer acceptance. Adequate funds for these and other purposes on terms acceptable to the Company, whether through additional equity financing, debt financing or other sources, may not be available when needed or may result in significant dilution to existing stockholders. The inability to obtain sufficient funds from operations and external sources would have a material adverse effect on the Company's business, results of operations and financial condition.

CONTROL BY MANAGEMENT

         The Company's executive officers and directors and their respective affiliates, if voting together, may, as a practical matter, have sufficient voting power to elect the Board of Directors, exercise significant control over the business, policies and affairs of the Company and, in general, determine the outcome of any corporate transaction or other matters submitted to the stockholders for approval, such as any amendment to the certificate of incorporation of the Company (the "Certificate of Incorporation"), any merger, consolidation, sale of all or substantially all of the Company's assets or "going private" transactions and prevent or cause a change in control of the Company, all of which may adversely affect the market price of the Common Stock.

ANTI-TAKEOVER PROVISIONS

         Certain provisions of the Delaware General Corporation Law (the "Delaware GCL") may delay, discourage or prevent a change in control of the Company. Such provisions may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price and the voting and other rights of the holders of Common Stock. In addition, the Board of Directors has the authority without action by the Company's stockholders to fix the rights, privileges and preferences of, and to issue shares of, the preferred stock, which may have the effect of delaying, deterring or preventing a change in control of the Company.

         The trading price of the Common Stock could be subject to fluctuations in response to quarterly variations in results of operations, announcements of technological innovations or new services or products by the Company or its competitors, changes in financial estimates by securities analysts and other events or factors. The stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many high technology companies, particularly Internet-related companies, and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely effect the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS.

         On October 31, 1997, there were 11,706,680 shares of Common Stock outstanding. Of such shares, 3,895,166 shares were tradable without restriction by persons other than "affiliates" of the Company. On April 16, 1998, an additional 3,990,866 shares of Common Stock will be eligible for immediate resale under the 1993 Act. In addition, the Company has granted certain holders registration rights as to 5,022,978 shares of Common Stock and intends to register an aggregate of 3,900,142 shares of Common Stock pursuant to certain employee stock option and purchase plans. As a result of these factors, a large number of shares of Common Stock could be sold in the public market and could have an adverse effect on the market price for the Common Stock. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock.

POSSIBLE VOLATILITY OF STOCK PRICE

         The trading price of the Common Stock could be subject to fluctuations in response to quarterly variations in results of operations, announcements of technological innovations or new services or products by the Company or its competitors, changes in financial estimates by securities analysts and other events or factors. Recent history relating to the market prices of other newly public companies indicates that the market price of the Common Stock may be highly volatile. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many high technology companies, particularly Internet-related companies, and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely effect the market price of the Common Stock.

ABSENCE OF DIVIDENDS

         The Company has never declared or paid any dividends on the Common Stock and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares. However, the Company expects to use the proceeds from the exercise of the Options for working capital and other general corporate purposes.


                              SELLING STOCKHOLDERS

         The Shares to which this Reoffer Prospectus relates are being registered for reoffers and resales by the Selling Stockholders who have acquired such Shares pursuant to the exercise of Options. The Selling Stockholders named below may resell all, a portion or none of such Shares from time to time.

         The table below sets forth with respect to each Selling Stockholder, based upon information available to the Company as of November 19, 1997, the number of Shares beneficially owned before and after the sale of the Shares, the number of Shares to be sold, and the percent of the outstanding Shares owned before and after the sale of the Shares offered hereby.

----------------------  -------------  ---------------  ---------------  ---------------   -----------------------
 SELLING STOCKHOLDER      NUMBER OF         % OF          NUMBER OF        NUMBER OF           % OF SHARES
                         SHARES OWNED   SHARES OWNED     SHARES TO BE    SHARES OWNED             OWNED
                         BEFORE SALE     BEFORE SALE         SOLD         AFTER SALE            AFTER SALE
----------------------  -------------  ---------------  ---------------  ---------------   -----------------------
SUSAN HAIDAR                    27              *               25                2                 *
TERRENCE A. QUAIN               25              *               25                0                 *
LISA FRAIMOW                   125              *               62               63                 *
LESLIE AVAKIAN               1,200              *            1,000              200                 *
GAIL MCELROY                   437              *              437                0                 *
DENISE FRANKS                  100              *              100                0                 *
SUE KANE                       281              *              281                0                 *
TROY HUNTER                    250              *              250                0                 *
CHUCK MURKO                  1,125              *            1,125                0                 *
MARK KOTTMEYER                 187              *              187                0                 *
JIM COANE                  100,000              *          100,000                0                 *
BRUCE JOHNSON               34,275              *           33,750              525                 *
ROGER WILCOX                29,737              *           27,375            2,362                 *
SETH HORWITZ                17,356              *           14,531            2,825                 *
RICH HARRIS                    843              *              843                0                 *
CLAIRE DIPARDO                 187              *              187                0                 *
EMILY S. SKOLNIK               125              *              125                0                 *
THOMAS MEYER                   187              *              187                0                 *
----------------------- -------------- ---------------- --------------- ---------------- -------------------------

*Less than 1%


                              PLAN OF DISTRIBUTION

         The Shares may be sold or transferred for value by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, in one or more transactions on NASDAQ, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholders may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

         In addition to any such number of Shares sold hereunder, a Selling Stockholder may, at the same time, sell any shares of Common Stock, including the Shares, owned by him or her in compliance with all of the requirements of Rule 144 under the 1933 Act, regardless of whether such shares are covered by this Reoffer Prospectus.

         There is no assurance that any of the Selling Stockholders will sell all or any portion of the Shares offered hereby.

         The Company will pay all expenses in connection with this offering.


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         Registrant's prospectus, filed pursuant to Rule 424(b), dated October 17, 1997, is incorporated herein by reference. In addition, all documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the termination of this Offering, are deemed incorporated by reference into this prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

         Registrant's prospectus, filed pursuant to Rule 424(b), dated October 17, 1997, is incorporated herein by reference. In addition, all documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the termination of this Offering, are deemed incorporated by reference into this prospectus.

ITEM 4.       DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to it or its stockholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law ("GCL"). Section 102(b)(7) of the Delaware GCL currently provides that a director's liability for breach of fiduciary duty to a corporation may be eliminated except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware GCL, for unlawful dividends or unlawful stock repurchases or redemptions, and (iv) for any transaction from which the director derives an improper personal benefit. The Delaware GCL does afford persons who serve on the board of directors of a Delaware corporation protection against awards of monetary damages for negligence in the performance of their duties as directors. The Delaware GCL does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Any amendment to these provisions of the Delaware GCL will automatically be incorporated by reference into the Company's Certificate of Incorporation, without any vote on the part of its stockholders, unless otherwise required.

         Pursuant to the provisions of Section 145 of the Delaware GCL, every Delaware corporation has the power to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense or settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

         Indemnification Agreements. The Company and each of its directors has entered into indemnification agreements. The indemnification agreements provide that the Company will indemnify the directors against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened, pending or completed legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them was, is or is threatened to be made a party by reason of his or her status as a director, officer or agent of the Company or his or her serving at the request of the Company in any other capacity for or on behalf of the Company, provided that (i) such director acted in good faith and in a manner at least not opposed to the best interests of the Company, (ii) with respect to any criminal proceedings, such director had no reasonable cause to believe his or her conduct was unlawful, (iii) such director is not finally adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless the court views in light of the circumstances that the director is nevertheless entitled to indemnification, and (iv) the indemnification does not relate to any liability arising under Section 16(b) of the 1934 Act or the rules or regulations promulgated thereunder. With respect to any action brought by or in the right of the Company, directors may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against reasonable costs and expenses incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Any restricted securities to be offered or resold pursuant to this Registration Statement are exempt under Section 4(2) of the 1933 Act, as a non-public offering of securities.

ITEM 8.       EXHIBITS

       EXHIBIT                        DESCRIPTION

         4.1            Form of Certificate of Incorporation of the Registrant, as amended.
         4.2            Form of Bylaws of the Registrant, as amended.
         4.3            1987 Employee Incentive Stock Option Plan of the Company.
         4.4            Amended and Restated 1996 Stock Option Plan of the Company.
          5             Opinion of Dewey Ballantine LLP.
          23            Consent of Dewey Ballantine LLP (contained in Exhibit 5).
          24            Power of attorney (included on signature page).

ITEM 9.       UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993;

                  (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to be believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 20, 1997.

                                     N2K INC.



                                     By:   /s/ Lawrence L. Rosen
                                           ---------------------------------
                                                Lawrence L. Rosen
                                            Chairman of the Board and
                                              Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below under the heading "Signatures" constitutes and appoints Jonathan V. Diamond and Bruce Johnson his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and all documents in connection therewith, including, without limitation, any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

                      SIGNATURE                                               TITLE
                      ---------                                               -----
                 /s/ Lawrence L. Rosen                 Chairman of the Board, Chief Executive Officer and
            --------------------------------
                   Lawrence L. Rosen                   Director (Principal Executive Officer)

                /s/ Jonathan V. Diamond                Vice Chairman and Director
            --------------------------------
                  Jonathan V. Diamond

                /s/ Robert David Grusin                Vice Chairman and Director
            --------------------------------
                  Robert David Grusin

                  /s/ James E. Coane                   President, Chief Operating Officer and Director
            --------------------------------
                    James E. Coane

                   /s/ Bruce Johnson                   Vice President, Secretary, Chief Financing Officer
            --------------------------------
                     Bruce Johnson                     (Principal Accounting Officer and Principal
                                                       Financial Officer) and Director

               /s/ Robert C. Harris, Jr.               Director
            --------------------------------
                 Robert C. Harris, Jr.

                 /s/ Susanne Harrison                  Director
            --------------------------------
                   Susanne Harrison

                                                 INDEX TO EXHIBITS

The following documents are filed as part of this Registration Statement.

Exhibit                                                Location

4.1      Form of Certificate of Incorporation of the   Incorporated by reference from Exhibit 3.1 to the
         Registrant, as amended.                       Registrant's Registration Statement on Form S-1,
                                                       Registration Statement No. 333-33105, filed with
                                                       the Securities and Exchange Commission
                                                       ("Commission") on August 7, 1997.

4.2      Form of Bylaws of the Registrant, as          Incorporated by reference from Exhibit 3.2 to the
         amended.                                      Registrant's Registration Statement on Form S-1,
                                                       Registration Statement No. 333-33105, filed with
                                                       the Commission on August 7, 1997.

4.3      1987 Employee Incentive Stock Option Plan     Incorporated by reference from Exhibit 4.2 to the
         of the Company.                               Registrant's Registration Statement on Form S-1,
                                                       Registration Statement No. 333-33105, filed with
                                                       the Commission on August 7, 1997.

4.4      Amended and Restated 1996 Stock Option Plan   Incorporated by reference from Exhibit 4.3 to the
         of the Company.                               Registrant's Registration Statement on Form S-1,
                                                       Registration Statement No. 333-33105, filed with
                                                       the Commission on August 7, 1997.

5        Opinion of Dewey Ballantine LLP, re:          Attached.
         legality, including consent.

23       Consent of Dewey Ballantine LLP               Contained in Exhibit 5.

24       Power of Attorney                             Included on signature page.